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                                                                       EXHIBIT 5

                                December 30, 2002

Manor Care, Inc.
333 North Summit Street
Toledo, Ohio 43604-2607


                  Re: Registration Statement on Form S-8 with respect to 3,000,000 shares of Common Stock, par value $.01 per share

Ladies and Gentlemen:

            This will refer to the preparation and filing by Manor Care, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance by the Company of 3,000,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), pursuant to the HCR Manor Care Stock Purchase and Retirement Savings 401(k) Plan (the "Plan").

            In my capacity as General Counsel of the Company, I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments, as I have deemed necessary or appropriate for purposes of this opinion.

            In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to authentic original documents of all documents submitted to me as copies.

            Subject to the foregoing, it is my opinion that the Shares have been duly authorized and, when issued and delivered pursuant to the Plan, and when the Registration Statement shall have become effective, will be legally issued and will be fully paid and nonassessable.

            I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to me contained under the heading "Interests of Named Experts and Counsel."

                                        Very truly yours,

                                        /s/ R. Jeffrey Bixler
                                        ---------------------
                                        R. Jeffrey Bixler
                                        Vice President, General
                                        Counsel and Secretary